UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d)
of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 19, 2015

Tandem Diabetes Care, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-36189	20-4327508
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
11045 Roselle Street, San Diego, CA	92121
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (858) 366-6900

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

2015 Base Salary for Named Executive Officers

On January 19, 2015, the Compensation Committee (the “Committee”) of the Board of Directors (the “Board”) of Tandem Diabetes Care, Inc. (the “Company”), approved fiscal year 2015 base salary compensation for Mr. John Cajigas, the Company’s Chief Financial Officer, and Ms. Susan M. Morrison, the Company’s Chief Administrative Officer and recommended that the Board approve the 2015 base salary compensation for Mr. Kim Blickenstaff, the Company’s Chief Executive Officer. Mr. Blickenstaff’s base salary was approved by independent members of the Board on January 22, 2015. The base salary amounts received for fiscal year 2014 and to be received for fiscal year 2015 by Messrs. Blickenstaff and Cajigas and Ms. Morrison are set forth opposite their names in the table below:

Name	2014 Base Salary	2015 Base Salary(1)
Kim D. Blickenstaff	$550,000	$566,500
John Cajigas	$350,000	$360,500
Susan M. Morrison	$300,000	$330,000

(1) Increases are retroactive to January 1, 2015.

Determination of Cash Bonuses for Named Executive Officers Under 2014 Cash Bonus Plan

On January 22, 2015, independent members of the Board approved the payout of a cash bonus to Messrs. Blickenstaff and Cajigas and Ms. Morrison pursuant to the terms of the Company’s previously announced 2014 Cash Bonus Plan (the “2014 Cash Bonus Plan”). Under the terms of the 2014 Cash Bonus Plan, cash bonuses may be earned based on the achievement by the Company of specified financial performance objectives and product development milestones.  The percentage of the target cash bonus for each named executive officer that is subject to the financial objectives and the product development milestones, respectively, is set forth in the table below:

Targets	Percentage of Target Bonus
Financial Performance Objectives	80%
Product Development Milestones	20%
TOTAL	100%

However, under the terms of the 2014 Cash Bonus Plan, the Board and the Committee also retain the flexibility to consider other factors deemed appropriate in their discretion.

The amounts awarded to Messrs. Blickenstaff and Cajigas and Ms. Morrison, which are materially consistent with the terms of the 2014 Cash Bonus Plan, are set forth opposite their names in the table below:

Name	2014 Cash Bonus
Kim D. Blickenstaff	$254,177
John Cajigas	$98,551
Susan M. Morrison	$83,741

The foregoing summary of the terms of the 2014 Cash Bonus Plan does not purport to be complete and is qualified in its entirety by the terms of the 2014 Cash Bonus Plan, which was previously filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the period ended March 31, 2014.

2015 Cash Bonus Plan for Executive Officers

On January 22, 2015, with the recommendation of the Committee, independent members of the Board approved the adoption of a cash bonus plan that will be utilized to calculate the cash bonuses that may become payable to the Company’s executive officers and other senior management personnel with respect to fiscal year 2015 (the “2015 Cash Bonus Plan”).  The 2015 Cash Bonus Plan is designed to align plan participants with the Company’s business goals and strategies and to further the objectives of the Company’s executive compensation program.  As discussed below, the 2015 Cash Bonus Plan is intended to reward plan participants for their individual contributions to the Company’s achievement of pre-established Company financial performance objectives for fiscal year 2015 and significant product development milestones.

Target Cash Bonus Amount

The target cash bonus amount for each plan participant is set as a percentage of the participant’s base salary as determined by the Committee.  The 2015 base salary, target percentage and resulting target cash bonus amount for each named executive officer is set forth in the table below:

Name	2015 Base Salary	Target Percentage	Target Cash Bonus
Kim D. Blickenstaff	$ 566,500	80%	$ 453,200
John Cajigas	$ 360,500	50%	$ 180,250
Susan M. Morrison	$ 330,000	50%	$ 165,000

Company Performance Objectives

Cash bonuses may be earned under the 2015 Cash Bonus Plan based on the achievement by the Company of specified financial performance objectives and product development milestones.  The percentage of the target cash bonus for each named executive officer that is subject to the financial objectives and the product development milestones, respectively, is set forth in the table below:

Targets	Percentage of Target Bonus
Financial Performance Objectives	80%
Product Development Milestones	20%
TOTAL	100%

Bonus payments under the 2015 Cash Bonus Plan, if any, will be made at the discretion of the Board or the Committee. The financial performance component and product development component of the 2015 Cash Bonus Plan may be earned independent of one another. If the Company does not achieve any portion of either the financial performance component or the product development component of the 2015 Cash Bonus Plan, no payouts will be made unless the Board or the Committee, in their sole discretion, determine that there are other factors that merit consideration in the determination of bonus awards, which may be determined on an individual basis.

Company Product Development Milestones

The portion of the cash bonuses that relate to the Company product development milestones generally require the Company to submit regulatory filings or obtain regulatory clearance or approval for certain products under development, within specified time periods.  Subject to the Committee’s final discretion, an individual product development milestone must be achieved within a required time period for the applicable portion of the 2015 Cash Bonus Plan to be achieved. Overall goal achievement of the Company’s product development milestones will be based on the portion of the product development milestones that the Company actually achieves during fiscal year 2015.

Company Financial Performance Objectives

The portion of the cash bonuses that relate to the Company financial objectives may be earned based on the Company’s actual revenue for fiscal year 2015 as compared to a pre-established 2015 revenue target (the “Revenue Target”), provided the Company also achieves at least a minimum operating margin percentage (the “Minimum Operating Percentage Target”).  Subject to the foregoing, the Company financial objective portion of the cash bonuses may be earned under the 2015 Cash Bonus Plan as follows:

•

A minimum percentage growth rate over the Company’s actual 2014 revenue, which places the Company’s revenue for 2015 at 75% of the Revenue Target (the “Minimum Revenue Target”), must be achieved for any bonus to be earned under the financial performance objectives portion of the 2015 Cash Bonus Plan.

•

If the Company’s actual revenues are between this Minimum Revenue Target and the Revenue Target, the goal achievement for the financial performance objectives will be calculated proportionately in a straight-line from 0% to 100%, respectively.  If the Company’s actual revenues exceed the Revenue Target, the goal achievement for the financial performance objectives will be calculated proportionately as a percentage of the Revenue Target.

Potential Incremental Bonus

If the Company’s actual revenues are above 105% of the Revenue Target, and provided that the Company also achieves at least a secondary minimum operating margin percentage, then the 2015 Cash Bonus Plan has two levels of potential incremental overall goal achievement:

•

If the Company’s actual revenues are above 105% of the Revenue Target and up to 115% of the Revenue Target, the percentage of overall goal achievement under the 2015 Cash Bonus Plan will first be calculated as described above, and then for each percent of revenue achievement above 105% of the Revenue Target and up to 115% of the Revenue Target, an additional 1% will be added to the overall goal achievement under the 2015 Cash Bonus Plan, and the cash bonus will be calculated based on this modified level of goal achievement; or

•

If the Company’s actual revenues are above 115% of the Revenue Target of the Revenue Target, the percentage of overall goal achievement under the 2015 Cash Bonus Plan will first be calculated as described above, and then for each percent of revenue achievement above 105% of the Revenue Target, an additional 2% will be added to the overall goal achievement under the 2015 Cash Bonus Plan, and the cash bonus will be calculated based on this modified level of goal achievement.

The foregoing summary of the terms of the 2015 Cash Bonus Plan does not purport to be complete and is qualified in its entirety by the terms of the 2015 Cash Bonus Plan, which the Company will file as an exhibit to its Form 10-K for the fiscal year ended December 31, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Tandem Diabetes Care, Inc.

By:	/s/ David B. Berger
David B Berger
General Counsel

Date:  January 23, 2015

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